For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Trust Announces Huge Second Quarter 2022 Results

Top Markets Post Significant Gains, GOP Margins Higher than 2019

WEST PALM BEACH, Fla., August 3, 2022—Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the second quarter ended June 30, 2022.

Second Quarter 2022 Operating Results

•Portfolio Revenue Per Available Room (RevPAR) – Increased 50 percent to $138 compared to the 2021 second quarter. Average daily rate (ADR) accelerated 36 percent to $179, and occupancy grew 10 percent to 77 percent for the 37 comparable hotels owned as of June 30, 2022 (excludes one Austin hotel that opened in June 2021 and the Woodland Hills hotel that opened in January 2022).
◦Second quarter 2022 RevPAR of $138 compares to $146 in the 2019 second quarter.
•Net income – Swung from a $8.7 million loss in the 2021 second quarter to net income of $9.3 million in the 2022 second quarter. Net income per diluted common share was $0.15 versus a net loss per diluted common share of $(0.18) for the same period last year.
•GOP Margin – Generated margins for all hotels owned during the quarter of 49.2 percent, up significantly from margins of 43.1 percent in the 2021 second quarter.
◦For the 36 comparable hotels (also excludes the Destin hotel that was not open in 2019), GOP margins rose 60 basis points to 50.1 percent compared to 49.5 percent for the 2019 second quarter despite 2022 RevPAR being $8 lower.
•Adjusted EBITDA – Jumped to $31.1 million from $12.5 million in the 2021 second quarter.
•Adjusted FFO – Increased significantly from FFO of $4.9 million in the 2021 second quarter to positive adjusted FFO of $20.7 million this year. Adjusted FFO per diluted share was $0.41, more than four times higher than 2021 FFO per share of $0.10.
•Cash Flow Before Capital Expenditures – Generated second quarter 2022 cash flow before capital expenditures of $20.3 million in the 2022 second quarter compared to $2.8 million in the 2022 first quarter and cash flow of $4.0 million in the 2021 second quarter. Cash flow/burn includes $2.2 million of principal amortization per quarter.
•Recycling of Hotels Enhances Portfolio Value - Sold four hotels comprising 537 rooms for aggregate proceeds of approximately $80 million. Including near term capital expenditure requirements, the aggregate sales proceeds equated to an approximate 2 and 6 percent capitalization rate on net operating income for 2021 and 2019, respectively.

The following chart summarizes the consolidated financial results for the three and six months ended June 30, 2022, and 2021, based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income (loss)	$9.3	$(8.7)	$(0.4)	$(6.0)
Diluted net income (loss) per common share	$0.15	$(0.18)	$(0.09)	$(0.12)
GOP Margin	49.2%	43.1%	44.8%	38.0%
Hotel EBITDA Margin	41.9%	31.2%	36.8%	23.4%
Adjusted EBITDA	$31.1	$12.5	$44.4	$13.7
AFFO	$20.7	$4.9	$24.2	$(2.3)
AFFO per diluted share	$0.41	$0.10	$0.48	$(0.05)

“The second quarter was fantastic, hitting on all cylinders as RevPAR jumped significantly coinciding with the continued return of our business traveler, operating margins surpassing 2019 levels and the successful sale of four, non-core assets at a cap rate that highlights the underlying value of our premium-quality portfolio,” highlighted Jeffrey H. Fisher, Chatham’s president and chief executive officer. “The stellar operating performance generated by our best-in-class platform enabled us to more than quadruple adjusted funds from operations over the 2021 second quarter and, importantly, generate positive cash flow before CAPEX of $20.3 million which is up significantly from $2.8 million last quarter and more than five times higher than the 2021 second quarter. Excellent operating results combined with very successful hotel recycling has greatly enhanced our financial position, and we have the available liquidity and flexibility to build shareholder value.”

Hotel RevPAR Performance

The below chart summarizes key hotel financial statistics for the 37 comparable hotels owned as of June 30, 2022, compared to the 2022 first, 2021 second and 2019 second quarter:

	Q2 2022	Q1 2022	Q2 2021	Q2 2019
Occupancy	77%	61%	70%	84%
ADR	$179	$149	$131	$174
RevPAR	$138	$91	$92	$146
% Change in RevPAR to Prior Year	50%	57%	n/a	n/a

The below chart summarizes RevPAR statistics by month for the company’s 37 comparable hotels:

	April	May	June	July
Occupancy - 2022	75%	75%	83%	82%
ADR - 2022	$166	$178	$191	$192
RevPAR - 2022	$123	$133	$158	$158
RevPAR - 2021	$79	$93	$103	$122
% Change in RevPAR	56%	43%	53%	30%

Fisher continued, “June 2022 RevPAR of $158 was up 19 percent over May and exceeded June 2019’s $157, marking the first month we have surpassed pre-pandemic RevPAR levels. Additionally, second quarter ADR of $179 exceeded 2019 second quarter ADR of $174. Portfolio RevPAR is strengthening, and we have significantly more upside in our largest market, Silicon Valley, that will further boost performance. Compared to 2019, April, May and June RevPAR were down 12, 6 and then up 2 percent, respectively. While our hotels build occupancy as business travel demand rises, we expect to continue growing ADR.

“Business travel demand has continued to rise, and weekday occupancy is the appropriate indicator to track this trend, as occupancy rose from approximately 60 percent in the first quarter to over 70 percent in April and May and now surpassed 80 percent in June, the first time since the start of the pandemic that weekday occupancy was that high,” Fisher stated.

RevPAR performance for Chatham’s six largest markets based on hotel EBITDA contribution over the last twelve months is presented below:

	Q2 2022 RevPAR	Change vs. Q2 2021	Q1 2022 RevPAR	Q2 2021 RevPAR	Q2 2019 RevPAR
37 - Hotel Portfolio	$138	50%	$91	$92	$146
Silicon Valley	$142	94%	$71	$73	$194
Coastal Northeast	$158	32%	$72	$120	$157
Greater New York	$154	25%	$109	$123	$153
Los Angeles	$170	65%	$128	$103	$162
Washington D.C.	$156	120%	$87	$71	$185
San Diego	$187	42%	$130	$132	$177

“In comparing our top six markets from the 2019 second quarter with the 2022 second quarter, it is something of a return to normal with five of the same markets appearing in both. The only difference is that the 2022 top six markets substitute the lower RevPAR market of Houston with the higher RevPAR market of Greater New York,” commented Dennis Craven, Chatham’s chief operating officer. “The only other two markets that comprise more than five percent of our trailing twelve-month hotel EBITDA are Austin and Dallas, and combined with our top six markets, the eight markets comprise 61 percent of our trailing twelve-month hotel EBITDA. Second quarter 2022 RevPAR exceeded 2019 RevPAR in six of our top eight markets. RevPAR in our Washington D.C. market jumped 120 percent over the same quarter last year as the return to office has been slower than in other parts of the country.

“Our largest market, Silicon Valley, has experienced the slowest recovery of our top markets, but with the return of a robust intern program this summer, is rebounding sharply with RevPAR basically doubling from the same quarter last year as well as the 2022 first quarter. With return to office and international travel to Silicon Valley slowly but steadily coming back, we decided to take more intern business than previously which was the right decision and proven out by gaining market share over 2019. Given that 2022 second quarter RevPAR in Silicon Valley is 27 percent below 2019, the market has a tremendous amount of upside that will further propel our portfolio RevPAR to levels well above pre-pandemic levels,” Craven added.

Approximately 60 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its extended-stay hotels. Chatham has the highest concentration of extended-stay rooms of any public lodging REIT at 61 percent. Second quarter 2022 occupancy, ADR and RevPAR for each of the company’s major brands, based on the 37 comparable hotels, is presented below (number of hotels in parentheses):

	Residence Inn (16)	Homewood Suites (6)	Courtyard (4)	Hilton Garden Inn (4)	Hampton Inns (3)
Occupancy - 2022	81%	78%	72%	70%	77%
ADR – 2022	$189	$151	$142	$207	$181
RevPAR – 2022	$153	$118	$102	$144	$138
RevPAR – 2021	$95	$78	$72	$111	$112
% Change in RevPAR	60%	51%	41%	30%	24%

Hotel Operations Performance

The below chart summarizes key hotel operating performance measures per month during the 2022 second quarter, compared to the 2022 first, 2021 second and 2019 second quarter. RevPAR is based on the 37 comparable hotels. All other metrics are based on the as reported consolidated financial statements. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	April 2022	May 2022	June 2022	Q2 2022	Q1 2022	Q2 2021	Q2 2019
RevPAR	$123	$133	$158	$138	$91	$92	$146
Gross operating profit	$11.8	$13.0	$15.3	$40.1	$20.9	$21.5	$42.3
Hotel EBITDA	$9.7	$11.1	$13.3	$34.1	$15.9	$15.6	$36.1
GOP margin	47%	49%	51%	49%	38%	43%	49%
Hotel EBITDA margin	39%	41%	45%	42%	29%	31%	42%

“As RevPAR rose throughout the quarter, we delivered significantly higher operating margins and are thrilled to report that comparable margins at our 36 comparable hotels surpassed 2019 margins, up 60 basis points to 50.1 percent,” Fisher remarked. “We were able to grow margins despite RevPAR being $8 lower than 2019, a testament to the efficacy of our platform with Island and a harbinger of future earnings power resulting from higher margins as RevPAR surpasses pre-pandemic levels.

“In the several years prior to the pandemic, rising hourly wages and increasing brand requirements drove margin erosion, but as we emerge from the pandemic, our operating model is more profitable given the reduced amount of labor required for housekeeping services, as well as the elimination of brand requirements such as the evening social hour or reduced breakfast offerings. Labor is by far our most significant cost, and despite hourly wages rising significantly since 2019, on a per occupied room basis, our wage and benefit costs have declined from $34 in the 2019 second quarter to $32 this year, a remarkable achievement” Craven concluded.

Corporate Update

The below chart summarizes key financial performance measures during the second quarter, compared to the 2022 first, 2021 fourth and 2019 second quarter (adjusted to remove the impact of the joint ventures). Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt (approximately $2.3 million per quarter), as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow/(burn) before CAPEX is calculated as Corporate EBITDA less debt service. Amounts are in millions, except RevPAR.

	April 2022	May 2022	June 2022	Q2 2022	Q1 2022	Q2 2021	Q2 2019
RevPAR – 2022	$123	$133	$158	$138	$91	$92	$146
Hotel EBITDA	$9.7	$11.1	$13.3	$34.1	$15.9	$15.6	$36.1
Corporate EBITDA	$8.8	$10.1	$12.2	$31.1	$13.3	$12.5	$33.8
Debt Service & Preferred	$(3.6)	$(3.7)	$(3.5)	$(10.8)	$(10.5)	$(8.5)	$(8.2)
Cash flow before CAPEX	$5.2	$6.4	$8.7	$20.3	$2.8	$4.0	$25.6

Home2 Suites in California

In January 2022, Chatham opened the 170-suite Home2 Suites by Hilton Woodland Hills Warner Center. The hotel is the only premium-branded, extended-stay room product within an 11-mile radius and will appeal to any traveler coming to the area for business, leisure or both.

After opening in January, the hotel has ramped up quickly with second quarter occupancy of 71 percent, ADR of $191 and RevPAR of $135, which would rank in the top half of Chatham’s hotels, impressive given that the hotel has only been open for five full months.

Destin Acquisition

During the first quarter in an off-market transaction, Chatham acquired the beachside, 111-room Hilton Garden Inn Destin Miramar Beach, Fla., for $30 million or approximately $279,000 per room. Recently opened in 2020, the hotel is within walking distance of the pristine white sands of the Gulf of Mexico. During the second quarter, the hotel achieved RevPAR of $167, which would rank 10th in the portfolio during the quarter.

Asset Sales & Value Enhancing Recycling

During the second quarter, Chatham closed on the sale of four hotels comprising 537 rooms for aggregate proceeds of approximately $80 million. Including near term capital expenditure requirements, the aggregate sales proceeds would equate to an approximate two and six percent capitalization rate on net operating income for 2021 and 2019, respectively. The four hotels comprise the following:

•180-room Hilton Garden Inn, Burlington, Massachusetts
•100-room Courtyard by Marriott Houston West University
•120-room Residence Inn by Marriott Houston West University
•137-room Homewood Suites by Hilton Dallas Market Center

	Burlington	CY West U	RI West U	HW Dallas
Year Built	1975	2004	2004	1998
2021 RevPAR	$31	$60	$64	$80
2019 RevPAR	$110	$85	$94	$97
CAPEX (2022-2023)	~$7mm	~$4mm	<$1mm	<$1mm

Three of the hotels were among Chatham’s six lowest RevPAR hotels, and all four hotels were among the fifteen lowest RevPAR hotels in the portfolio (based on 2019 RevPAR). Additionally, the four hotels generated 2021 Hotel EBITDA of $2.2 million. The recently acquired Destin hotel is the third youngest hotel in the portfolio, generated 2021 Hotel EBITDA of $2.3 million and is expected to be in the top 10 of Chatham’s portfolio in RevPAR for 2022.

“We want to recycle capital out of older assets into newer hotels with higher growth prospects. Combining the acquisition of the beachside Destin hotel with the sale of these four hotels is a giant step towards reducing the average age of our portfolio and providing ample liquidity for future growth,” emphasized Fisher.

Hotel Investments

During the 2022 second quarter, the company incurred capital expenditures of $5.3 million ($4.1 million in the first quarter), excluding any spending related to the Warner Center development. Chatham’s 2022 capital expenditure budget is approximately $19 million after the sale of the hotels, which includes renovations at five hotels and excludes any spending related to the Warner Center development.

Capital Markets & Capital Structure

As of June 30, 2022, the company had net debt of $471.8 million (total consolidated debt less unrestricted cash), down from $525.7 million at year-end. Total debt outstanding as of June 30, 2022, was $489.6 million at an average interest rate of 4.9 percent, comprised of $435.5 million of fixed-rate mortgage debt at an average interest rate of 4.6 percent, $15.0 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries a 4.0 percent interest rate, and $39.1 million outstanding on the Warner Center construction loan, which currently carries an 8.6 percent interest rate.

Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 28.4 percent on June 30, 2022. The weighted average maturity date for Chatham’s fixed-rate debt is April 2024. Chatham has $34.8 million maturing in the 2023 first quarter, $16.6 million in the 2023 second quarter, $20.4 million in the 2023 third quarter and $41.8 million maturing in the 2023 fourth quarter. Chatham also can repay the Warner Center construction loan after the 2023 first quarter without incurring any prepayment costs.

“Our balance sheet is in fantastic shape, the strongest it has been in the last decade. We have very manageable maturities aggregating $114 million in 2023. We are exiting our credit facility covenant waiver period this month, will have $235 million of credit facility availability and have encumbrances on only 15 of our 39 hotels, which provides us flexibility to appropriately address our maturities and capacity to acquire assets at the right time,” stated Jeremy Wegner, Chatham’s chief financial officer.

Dividend

The Board of Trustees will regularly evaluate its common dividend moving forward.

During the quarter, the Board of Trustees declared a preferred share dividend of $0.41406 per share, payable on July 15, 2022, to shareholders of record as of June 30, 2022.

2022 Guidance

Due to uncertainty surrounding the hotel industry, the company is not providing guidance at this time.

Earnings Call

The company will hold its second quarter 2022 conference call later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Wednesday, August 10, 2022, by dialing 1-844-512-2921, reference number 13731637. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 39 hotels totaling 5,914 rooms/suites in 16 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by Nareit and Adjusted FFO

The company calculates FFO in accordance with standards established by the Nareit, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the Nareit definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in Nareit’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes

EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates EBITDAre in accordance with Nareit guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and
•Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.

One of the most significant factors, however, is the ongoing impact of the current outbreak of the COVID-19 pandemic on the United States, regional and global economies, the broader financial markets, our customers and employees, governmental responses thereto and the operation changes we have and may implement in response thereto. The current outbreak of the COVID-19 pandemic has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In particular, it is difficult to fully assess the impact of the COVID-19 pandemic at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments' efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a Second-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets:
Investment in hotel properties, net	$1,286,661	$1,282,870
Investment in hotel properties under development	—	67,554
Cash and cash equivalents	17,750	19,188
Restricted cash	10,038	10,681
Right of use asset, net	19,645	19,985
Hotel receivables (net of allowance for doubtful accounts of $230 and $382, respectively)	7,276	3,003
Deferred costs, net	4,121	4,627
Prepaid expenses and other assets	8,269	2,791
Total assets	$1,353,760	$1,410,699
Liabilities and Equity:
Mortgage debt, net	$434,940	$439,282
Revolving credit facility	15,000	70,000
Construction loan	39,143	35,007
Accounts payable and accrued expenses	27,913	27,718
Lease liability, net	22,410	22,696
Distributions payable	1,656	1,803
Total liabilities	541,062	596,506
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,806,107 and 48,768,890 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	488	487
Additional paid-in capital	1,046,980	1,048,070
Accumulated deficit	(255,372)	(251,103)
Total shareholders’ equity	792,144	797,502
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	20,554	16,691
Total equity	812,698	814,193
Total liabilities and equity	$1,353,760	$1,410,699

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue:
Room	$75,761	$46,514	$125,926	$75,905
Food and beverage	1,968	756	3,382	1,120
Other	3,674	2,647	6,654	4,218
Reimbursable costs from unconsolidated entities	358	327	684	1,114
Total revenue	81,761	50,244	136,646	82,357
Expenses:
Hotel operating expenses:
Room	14,480	9,486	26,074	16,653
Food and beverage	1,429	491	2,476	775
Telephone	359	348	760	748
Other hotel operating	879	544	1,611	909
General and administrative	6,804	5,056	12,153	8,870
Franchise and marketing fees	6,559	4,091	10,966	6,688
Advertising and promotions	1,230	835	2,419	1,592
Utilities	2,784	2,352	5,673	4,638
Repairs and maintenance	3,347	2,720	6,792	5,180
Management fees	2,727	1,760	4,645	2,956
Insurance	747	707	1,457	1,356
Total hotel operating expenses	41,345	28,390	75,026	50,365
Depreciation and amortization	15,277	13,353	30,313	26,687
Property taxes, ground rent and insurance	5,932	5,954	10,890	11,833
General and administrative	4,462	4,316	8,405	7,844
Other charges	150	322	400	377
Reimbursable costs from unconsolidated entities	358	327	684	1,114
Total operating expenses	67,524	52,662	125,718	98,220
Operating income (loss) before gain (loss) on sale of hotel properties	14,237	(2,418)	10,928	(15,863)
Gain (loss) on sale of hotel properties	2,020	28	2,020	(15)
Operating income (loss)	16,257	(2,390)	12,948	(15,878)
Interest and other income	1	28	1	102
Interest expense, including amortization of deferred fees	(6,936)	(6,356)	(13,325)	(12,826)
Loss from unconsolidated real estate entities	—	—	—	(1,231)
Gain on sale of investment in unconsolidated real estate entities	—	—	—	23,817
Income (loss) before income tax expense	9,322	(8,718)	(376)	(6,016)
Income tax expense	—	—	—	—
Net income (loss)	9,322	(8,718)	(376)	(6,016)
Net (income) loss attributable to noncontrolling interests	(171)	160	82	114
Net income (loss) attributable to Chatham Lodging Trust	9,151	(8,558)	(294)	(5,902)
Preferred dividends	(1,987)	—	(3,975)	—
Net income (loss) attributable to common shareholders	$7,164	$(8,558)	$(4,269)	$(5,902)
Income (loss) per Common Share - Basic:
Net income (loss) attributable to common shareholders	$0.15	$(0.18)	$(0.09)	$(0.12)
Income (loss) per Common Share - Diluted:
Net income (loss) attributable to common shareholders	$0.15	$(0.18)	$(0.09)	$(0.12)
Weighted average number of common shares outstanding:
Basic	48,795,348	48,637,484	48,791,455	47,935,130
Diluted	49,017,184	48,637,484	48,791,455	47,935,130
Distributions declared per common share:	$—	$—	$—	$—

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Funds From Operations (“FFO”):
Net income (loss)	$9,322	$(8,718)	$(376)	$(6,016)
Preferred dividends	(1,987)	—	(3,975)	—
Net income (loss) attributable to common shares and common units	7,335	(8,718)	(4,351)	(6,016)
(Gain) loss on sale of hotel properties	(2,020)	(28)	(2,020)	15
Gain on sale of investment in unconsolidated real estate entities	—	—	—	(23,817)
Depreciation	15,223	13,292	30,193	26,566
Adjustments for unconsolidated real estate entity items	—	—	—	568
FFO attributable to common share and unit holders	20,538	4,546	23,822	(2,684)
Other charges	150	322	400	377
Adjustments for unconsolidated real estate entity items	—	—	—	46
Adjusted FFO attributable to common share and unit holders	$20,688	$4,868	$24,222	$(2,261)
Weighted average number of common shares and units
Basic	50,010,107	49,613,586	49,928,420	48,823,781
Diluted	50,231,943	49,794,765	50,139,358	48,823,781

	For the three months ended		For the six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income (loss)	$9,322	$(8,718)	$(376)	$(6,016)
Interest expense	6,936	6,356	13,325	12,826
Depreciation and amortization	15,277	13,353	30,313	26,687
Adjustments for unconsolidated real estate entity items	—	—	—	1,184
EBITDA	31,535	10,991	43,262	34,681
(Gain) loss on sale of hotel properties	(2,020)	(28)	(2,020)	15
Gain on sale of investment in unconsolidated real estate entities	—	—	—	(23,817)
EBITDAre	29,515	10,963	41,242	10,879
Other charges	150	322	400	377
Adjustments for unconsolidated real estate entity items	—	—	—	46
Share based compensation	1,419	1,194	2,713	2,351
Adjusted EBITDA	$31,084	$12,479	$44,355	$13,653

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the six months ended
		June 30,		June 30,
		2022	2021	2022	2021

Net income (loss)		$9,322	$(8,718)	$(376)	$(6,016)
Add:	Interest expense	6,936	6,356	13,325	12,826
	Depreciation and amortization	15,277	13,353	30,313	26,687
	Corporate general and administrative	4,462	4,316	8,405	7,844
	Other charges	150	322	400	377
	Loss from unconsolidated real estate entities	—	—	—	1,231
	Loss on sale of hotel property	—	—	—	15
Less:	Interest and other income	(1)	(28)	(1)	(102)
	Gain on sale of hotel properties	(2,020)	(28)	(2,020)	—
	Gain on sale of investment in unconsolidated real estate entities	—	—	—	(23,817)
	Adjusted Hotel EBITDA	$34,126	$15,573	$50,046	$19,045